EXHIBIT 99.4

Condensed Consolidated Interim Financial Statements of

Ritchie Bros. Auctioneers Incorporated

for the three and nine months ended September 30, 2015

The accompanying unaudited condensed consolidated interim financial statements do not include all information and footnotes required for a complete set of annual financial statements prepared in accordance with United States generally accepted accounting principles. However, in the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of the results of operations for the relevant periods have been made. Results for the interim periods are not necessarily indicative of the results to be expected for the year or any other period. These financial statements should be read in conjunction with the summary of accounting policies and the notes to the audited annual consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, a copy of which has been filed with the U.S. Securities and Exchange Commission. These policies have been applied on a consistent basis.

Condensed Consolidated Interim Income Statements

(Expressed in thousands of United States dollars, except where noted)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues (note 5)	$109,318	$102,217	$380,413	$342,640
Direct expenses, excluding depreciation and amortization	12,045	12,450	40,681	40,366
	97,273	89,767	339,732	302,274
Selling, general and administrative expenses	58,170	58,556	187,165	180,041
Depreciation and amortization expenses	10,017	11,406	31,402	32,982
Gain on disposition of property, plant and equipment	(234)	(3,104)	(1,200)	(3,433)
Impairment loss (note 6)	-	8,084	-	8,084
Foreign exchange loss (gain)	718	(1,078)	(2,051)	(2,157)
Operating income	28,602	15,903	124,416	86,757

Other income (expense):
Interest income	548	523	2,075	1,648
Interest expense	(1,239)	(1,278)	(3,816)	(4,042)
Equity income	363	144	769	323
Other, net	739	599	2,370	1,915
	411	(12)	1,398	(156)
Income before income taxes	29,013	15,891	125,814	86,601
Income tax expense (recovery) (note 7):
Current	8,700	5,708	38,778	23,740
Deferred	(934)	540	(4,167)	2,247
	7,766	6,248	34,611	25,987
Net income	$21,247	$9,643	$91,203	$60,614

Net income attributable to:
Stockholders	$20,825	$9,382	$89,685	$59,564
Non-controlling interests	422	261	1,518	1,050
	$21,247	$9,643	$91,203	$60,614

Earnings per share attributable to stockholders (note 9):
Basic	$0.19	$0.09	$0.84	$0.56
Diluted	$0.19	$0.09	$0.83	$0.55

Weighted average number of shares outstanding:
Basic	107,137,417	107,338,795	107,041,819	107,204,835
Diluted	107,517,888	107,735,915	107,433,359	107,580,353

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	1

Condensed Consolidated Interim Statements of Comprehensive Income

(Expressed in thousands of United States dollars)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income	$21,247	$9,643	$91,203	$60,614
Other comprehensive loss, net of income tax:
Foreign currency translation adjustment	(10,817)	(23,399)	(33,903)	(19,968)

Total comprehensive income (loss)	$10,430	$(13,756)	$57,300	$40,646

Total comprehensive income (loss) attributable to:
Stockholders	10,115	(13,947)	56,075	39,636
Non-controlling interests	315	191	1,225	1,010
	$10,430	$(13,756)	$57,300	$40,646

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	2

Condensed Consolidated Interim Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$206,555	$139,815
Restricted cash	139,219	93,274
Trade and other receivables	135,481	76,062
Inventory (note 12)	42,715	42,750
Advances against auction contracts	2,488	26,180
Prepaid expenses and deposits	10,179	11,587
Assets held for sale (note 13)	3,106	1,668
Income taxes receivable	7,463	3,237
	547,206	394,573
Property, plant and equipment	533,426	580,701
Equity accounted investments (note 14)	3,511	3,001
Other non-current assets	3,249	5,504
Intangible assets, net	41,475	45,504
Goodwill	80,944	82,354
Deferred tax assets	8,399	9,873
	$1,218,210	$1,121,510
Liabilities and Equity
Current liabilities:
Auction proceeds payable	$239,230	$109,378
Trade and other payables	108,449	126,738
Income taxes payable	15,272	10,136
Short-term debt (note 15)	9,743	7,839
Current portion of long-term debt (note 15)	45,056	-
	417,750	254,091
Long-term debt (note 15)	55,541	110,846
Share unit liabilities	8,739	5,844
Other non-current liabilities	6,001	7,436
Deferred tax liabilities	26,973	34,074
	515,004	412,291

Contingencies (note 18)
Contingently redeemable non-controlling interest (note 8)	16,932	17,287
Stockholders’ equity (note 16):
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding: 107,167,770 shares (December 31, 2014 – 107,687,935)	130,822	141,257
Additional paid-in capital	26,967	31,314
Retained earnings	578,845	536,111
Accumulated other comprehensive loss	(50,360)	(16,750)
Stockholders’ equity	686,274	691,932
	$1,218,210	$1,121,510

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	3

Condensed Consolidated Interim Statements of Changes in Equity

(Expressed in thousands of United States dollars, except where noted)

(Unaudited)

	Attributable to stockholders
					Accumulated		Contingently
	Common stock		Additional		Other		Redeemable
	Number of		Paid-In	Retained	Comprehensive	Total	Non-controlling
	Shares	Amount	Capital	Earnings	Loss	Equity	interest
Balance, December 31, 2014	107,687,935	$141,257	$31,314	$536,111	$(16,750)	$691,932	$17,287

Net income	-	-	-	89,685	-	89,685	1,518
Change in value of contingently redeemable non-controlling interest	-	-	-	240	-	240	(240)
Other comprehensive loss	-	-	-	-	(33,610)	(33,610)	(293)
	-	-	-	89,925	(33,610)	56,315	985

Stock option exercises	1,379,835	37,054	(7,803)	-	-	29,251	-
Stock option tax adjustment	-	-	362	-	-	362	-
Stock option compensation expense (note 17)	-	-	3,094	-	-	3,094	-
Shares repurchased (note 16)	(1,900,000)	(47,489)	-	-	-	(47,489)	-
Cash dividends paid	-	-	-	(47,191)	-	(47,191)	(1,340)
Balance, September 30, 2015	107,167,770	$130,822	$26,967	$578,845	$(50,360)	$686,274	$16,932

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	4

Condensed Consolidated Interim Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

	Nine months ended
	September 30,
	2015	2014
Cash provided by (used in):
Operating activities:
Net income	$91,203	$60,614
Adjustments for items not affecting cash:
Depreciation and amortization expenses	31,402	32,982
Inventory write down	480	2,044
Impairment loss (note 6)	-	8,084
Stock option compensation expense (note 17)	3,094	2,664
Deferred income tax expense (recovery)	(4,167)	2,247
Equity income less dividends received	(769)	(323)
Unrealized foreign exchange gain (loss)	1,463	(931)
Gain on disposition of property, plant and equipment	(1,200)	(3,433)
	30,303	43,334
Net changes in operating assets and liabilities (note 10)	36,922	(25,174)
Net cash provided by (used in) operating activities	158,428	78,774
Investing activities:
Property, plant and equipment additions	(12,643)	(18,014)
Acquisition of equity investments
Intangible asset additions	(4,248)	(10,656)
Proceeds on disposition of property, plant and equipment	4,700	8,483
Other, net	-	(514)
Net cash used in investing activities	(12,191)	(20,701)
Financing activities:
Issuances of share capital	29,251	5,596
Share repurchase	(47,489)	-
Dividends paid to stockholders	(47,191)	(42,885)
Dividends paid to contingently redeemable non-controlling interests	(1,340)	-
Proceeds from short-term debt	8,381	45,189
Repayment of short-term debt	(6,373)	(4,400)
Repayment of long-term debt	-	(58,409)
Repayment of finance lease obligations	(1,599)	(1,368)
Other, net	75	(521)
Net cash used in financing activities	(66,285)	(56,798)
Effect of changes in foreign currency rates on cash and cash equivalents	(13,212)	(7,971)

Increase (decrease) in cash and cash equivalents	66,740	(6,696)
Cash and cash equivalents, beginning of period	139,815	114,596
Cash and cash equivalents, end of period	$206,555	$107,900

See supplemental cash flow information (note 10)

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	5

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

1.	Basis of preparation

The accompanying unaudited condensed consolidated interim financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). They include the accounts of Ritchie Bros. Auctioneers Incorporated and its subsidiaries (collectively referred to as the “Company”) from their respective dates of formation or acquisition. All significant intercompany balances and transactions have been eliminated.

Certain information and footnote disclosure required by U.S. GAAP for complete annual financial statements have been omitted and, therefore, these condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K, filed with the SEC. In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly, in all material respects, the Company’s consolidated financial position, results of operations, cash flows and changes in equity for the interim periods presented. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (“IFRS”), for reporting as permitted by security regulators in Canada and the United States under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (“SEC”). At the end of the second quarter of 2015, the Company determined that it no longer qualified as a foreign private issuer under the SEC rules. As a result, beginning January 1, 2016 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to U.S. GAAP was made retrospectively for all periods from the Company’s inception. In conjunction with the transition, the Company is refiling the interim financial information included herein to comply with Canadian securities regulations.

2.	Significant accounting policies

There have been no changes to the Company’s significant accounting policies as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(a)	Adoption of new accounting pronouncements

During fiscal year 2015, the Company transitioned its accounting from IFRS to U.S. GAAP. The transition was made retrospectively for all periods presented. The transitional included the adoption of any relevant accounting pronouncements effective for fiscal years commencing January 1, 2015.

(i)	In January 2015, the Company early adopted Accounting Standards Update (“ASU”) 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which requires the Company to measure inventory at the lower of cost or net realizable value, which consists of the estimated selling prices in the ordinary course of business, less reasonably predictable cost of completions, disposal, and transportation. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

Ritchie Bros.	6

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

2.	Significant accounting policies (continued)
(a)	Adoption of new accounting pronouncements (continued)
(ii)	In November 2015, the Financial Accounting Standards Board, (“FASB”) issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, amending the accounting for income taxes and requiring all deferred tax assets and liabilities to be classified as non-current on the consolidated balance sheet. The ASU is effective for reporting periods beginning after December 15, 2016, with early adoption permitted. The ASU may be adopted either prospectively or retrospectively. This standard was adopted retrospectively in the Company’s consolidated financial statements.
(iii)	In April 2015, the FSAB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for interim and annual periods beginning after December 15, 2015. This standard was adopted retrospectively in the Company’s consolidated financial statements.

(b)	Recent accounting pronouncements not yet adopted
(i)	In July 2015, the Financial Accounting Standards Board, (“FASB”), delayed the effective date of ASU 2014-09, Revenue from Contracts with Customers by one year. Reporting entities may choose to adopt the standard as of the original effective date. Based on its outreach to various stakeholders and the forthcoming amendments to ASU 2014-09, the FASB decided that a deferral is necessary to provide adequate time to effectively implement the new revenue standard. ASU 2014-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The Company is evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

(ii)	In February 2015, the FASB issued ASU 2015-02, Consolidation – Amendments to the Consolidation Analysis. ASU 2015-02 changes the evaluation of whether limited partnerships, and similar legal entities, are variable interest entities, or VIEs, and eliminates the presumption that a general partner should consolidate a limited partnership that is a voting interest entity. The new guidance also alters the analysis for determining when fees paid to a decision maker or service provider represent a variable interest in a VIE and how interests of related parties affect the primary beneficiary determination. ASU 2015-02 is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. The new standard allows early adoption, including early adoption in an interim period. The Company is evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

(iii)	In September 2015, the FASB issued ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments. The update requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The standard is effective for fiscal years beginning after December 15, 2015. Early application is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

Ritchie Bros.	7

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

3.	Seasonality of operations

The Company's operations are both seasonal and event driven. Revenues tend to be highest during the second and fourth calendar quarters. The Company generally conducts more auctions during these quarters than during the first and third calendar quarters. Late December through mid-February and mid-July through August are traditionally less active periods.

4.	Segmented information

The Company’s principal business activity is the sale of industrial equipment and other assets at auctions. The Company’s operations are comprised of two reportable segments as determined by their differing service delivery model, these are:

•	Core Auction segment, a network of auction locations that conduct live, unreserved auctions with both on-site and online bidding; and

•	EquipmentOne segment, a secure online marketplace that facilitates private equipment transactions.

The accounting policies of the segments are similar to those described in the significant accounting policies in note 2. The Chief Operating Decision Maker evaluates each segment’s performance based on earnings (loss) from operations. The significant non-cash items included in segment earnings (loss) from operations is depreciation and amortization.

	Three months ended			Nine months ended
	September 30, 2015			September 30, 2015
	Core	Equipment-		Core	Equipment-
	Auction	One	Consolidated	Auction	One	Consolidated
Revenues	$105,421	$3,897	$109,318	$369,711	$10,702	$380,413
Direct expenses	(12,045)	-	(12,045)	(40,681)	-	(40,681)
Selling, general and administrative expenses expenses	(54,797)	(3,373)	(58,170)	(177,196)	(9,969)	(187,165)
Depreciation and amortization	(9,357)	(660)	(10,017)	(29,025)	(2,377)	(31,402)
Impairment loss	-	-	-	-	-	-
	$29,222	$(136)	$29,086	$122,809	$(1,644)	$121,165
Gain on disposition of property, plant and equipment equipment			234			1,200
Foreign exchange (loss) gain			(718)			2,051
Operating income			$28,602			$124,416
Equity income			363			769
Other and income tax expenses			(7,718)			(33,982)
Net income			$21,247			$91,203

Ritchie Bros.	8

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

4.	Segmented information (continued)

	Three months ended			Nine months ended
	September 30, 2014			September 30, 2014
	Core	Equipment-		Core	Equipment-
	Auction	One	Consolidated	Auction	One	Consolidated
Revenues	$98,911	$3,306	$102,217	$333,597	$9,043	$342,640
Direct expenses	(12,450)	-	(12,450)	(40,366)	-	(40,366)
Selling, general and administrative expenses expenses	(54,585)	(3,971)	(58,556)	(168,078)	(11,963)	(180,041)
Depreciation and amortization	(10,495)	(911)	(11,406)	(30,238)	(2,744)	(32,982)
Impairment loss	(8,084)	-	(8,084)	(8,084)	-	(8,084)
	$13,297	$(1,576)	$11,721	$86,831	$(5,664)	$81,167
Gain on disposition of property, plant and equipment equipment			3,104			3,433
Foreign exchange gain			1,078			2,157
Operating income			$15,903			$86,757
Equity income			144			323
Other and income tax expenses			(6,404)			(26,466)
Net income			$9,643			$60,614

The Chief Operating Decision Maker does not evaluate the performance of its operating segments based on segment assets and liabilities. The Company does not classify liabilities on a segmented basis.

5.	Revenues

The Company’s revenue from the rendering of services is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Commissions	$83,648	$80,193	$301,379	$271,051
Fees	25,670	22,024	79,034	71,589
	$109,318	$102,217	$380,413	$342,640

Net profits on inventory sales included in commissions are:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue from inventory sales	$105,678	$153,016	$409,105	$495,798
Cost of inventory sold	(97,745)	(143,087)	(372,577)	(463,107)
	$7,933	$9,929	$36,528	$32,691

Ritchie Bros.	9

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

6.	Impairment loss

During the nine months ended September 30, 2014, the Company recognized a total impairment loss of $8,084,000 on its auction site property located in Narita, Japan. The impairment loss consisted of $6,094,000 on the land and improvements and $1,990,000 on the auction building (the “Japanese assets“). Management assessed the recoverable amounts of the Japanese assets when results of an assessment of the Japan auction operations and performance of that auction site indicated impairment, and management concluded that the step 1 undiscounted cash flow resulted in recoverable amounts below the carrying value of the Japanese assets. The fair values of the Japanese assets were determined to be $16,150,000 for the land and improvements and $4,779,000 for the auction building based on the fair value less costs of disposal.

The Company performed a valuation of the Japanese assets as at September 30, 2014. The fair value of the land and improvements was determined based on comparable data in similar regions and relevant information regarding recent events impacting the local real-estate market (Level 3 inputs). The fair value of the auction building was determined based on a depreciated asset cost model with adjustments for relevant market participant data based on the Company‘s experience with disposing of similar auction buildings and current real estate transactions in similar regions (Level 3 inputs).

Determination of the recoverable amount of the Japanese assets involved estimating any costs that would be incurred if the assets were disposed of, including brokers‘ fees, costs to prepare the Japanese assets for sale and other selling fees. In determining these costs, management assumed that any costs required to prepare the Japanese assets for sale could be estimated based on current market rates for brokers‘ fees and management‘s experience with disposing of similar auction sites, taking into consideration the relative newness of the Japan auction site (Level 3 inputs).

The impaired Narita land and improvements and auction building form part of the Company‘s Core Auction reportable segment.

7.	Income taxes

The Company’s consolidated effective tax rate in respect of operations for the three and nine months ended September 30, 2015 was 26.8% and 27.5% (2014: 39.3% and 30.0%).

Ritchie Bros.	10

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

8.	Contingently redeemable non-controlling interest in Ritchie Bros. Financial Services

The Company holds a 51% interest in Ritchie Bros. Financial Services (“RBFS”), an entity that provides loan origination services to enable the Company’s auction customers to obtain financing from third party lenders. As a result of the Company’s involvement with RBFS, the Company is exposed to risks related to the recovery of the net assets of RBFS as well as liquidity risks associated with the put option discussed below.

The Company has determined RBFS is a variable interest entity because the Company provides subordinated financial support to RBFS and because the Company’s voting interest is disproportionately low in relation to its economic interest in RBFS while substantially all the activities of RBFS involve or are conducted on behalf of the Company. The Company has determined it is the primary beneficiary of RBFS as it is part of a related party group that has the power to direct the activities that most significantly impact RBFS’s economic performance, and although no individual member of that group has such power, the Company represents the member of the related party group that is most closely associated with RBFS.

The Company and the non-controlling interest (“NCI”) holders each hold options pursuant to which the Company may acquire, or be required to acquire, the NCI holders’ 49% interest in RBFS. These call and put options become exercisable in April 2016. As a result of the existence of the put option, the NCI is accounted for as a contingently redeemable equity instrument (the “contingently redeemable NCI”).

At all reporting periods presented, the Company determined that redemption was probable and measured the carrying value of the contingently redeemable NCI at its estimated redemption value. The NCI can be redeemed at a purchase price to be determined through an independent appraisal process conducted in accordance with the terms of the agreement, or at a negotiated price (the “redemption value”) and therefore, the redemption value on exercise may materially differ from the redemption value as at December 31, 2015. The Company has the option to elect to pay the purchase price in either cash or shares of the Company, subject to the Company obtaining all relevant security exchange and regulatory consents and approvals.

The redemption value of the contingently redeemable NCI was determined based on a blended analysis of a capitalized cash flow approach and a market value approach towards determining an estimated fair value of RBFS, with adjustments for relevant market participant data. The Company has estimated the redemption value using the capitalized cash flow approach, with significant inputs including the capitalization multiple, which is based on an estimated weighted average cost of capital of 15%, as well as a long-term earnings growth for RBFS of 4% and foreign exchange rates. Significant estimates in the market value approach include identifying similar companies with comparable business factors to RBFS, and implied valuation multiples for these companies.

The estimation of fair value as a basis of determining the redemption value required management to make significant judgments, estimates, and assumptions as of the reporting date. Those judgments, estimates, and assumptions could vary significantly between the reporting date and when the call and put options become exercisable in April 2016.

Ritchie Bros.	11

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

9.	Earnings per share attributable to shareholders

	Three months ended			Nine months ended
	September 30, 2015			September 30, 2015
	Net		Per share	Net		Per share
	earnings	Shares	amount	earnings	Shares	amount

Basic earnings per share attributable to shareholders	$20,825	107,137,417	$0.19	$89,685	107,041,819	$0.84
Effect of dilutive securities:
Stock options	-	380,471	-	-	391,540	(0.01)
Diluted earnings per share attributable to shareholders	$20,825	107,517,888	$0.19	$89,685	107,433,359	$0.83

	Three months ended			Nine months ended
	September 30, 2014			September 30, 2014
	Net		Per share	Net		Per share
	earnings	Shares	amount	earnings	Shares	amount

Basic earnings per share attributable to shareholders	$9,382	107,338,795	$0.09	$59,564	107,204,835	$0.56
Effect of dilutive securities:
Stock options	-	397,120	-	-	375,518	(0.01)
Diluted earnings per share attributable to shareholders	$9,382	107,735,915	$0.09	$59,564	107,580,353	$0.55

For the three and nine months ended September 30, 2015, stock options to purchase 113,073 and 206,773 common shares, respectively were outstanding but were excluded from the calculation of diluted earnings per share as they were anti-dilutive (2014: 1,204,624 and 1,135,405 three months and nine months ended respectively).

Ritchie Bros.	12

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

10.	Supplemental cash flow information

	Nine months ended
	September 30,
	2015	2014
Restricted cash	$(54,547)	$(11,000)
Trade and other receivables	(63,469)	(96,663)
Inventory	(1,565)	(21,984)
Advances against auction contracts	23,146	(5,045)
Prepaid expenses and deposits	711	(4,814)
Income taxes receivable	(4,226)	(6,859)
Income taxes payable	5,520	329
Auction proceeds payable	140,728	140,805
Trade and other payables	(15,754)	(20,915)
Share unit liabilities	3,631	3,874
Other	2,747	(2,902)
Net changes in operating assets and liabilities	$36,922	$(25,174)

	Nine months ended September 30,
	2015	2014
Interest paid, net of interest capitalized	$3,856	$3,574
Interest received	2,072	1,644
Net income taxes paid	32,775	27,597

Non-cash transactions:
Non-cash purchase of property, plant and equipment under capital lease	53	1,654

Ritchie Bros.	13

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

11.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy based on the lowest level input that is significant to the fair value measurement or disclosure, as explained in the Company’s audited annual financial statements.

	September 30, 2015			December 31, 2014
		Carrying	Fair	Carrying	Fair
	Category	amount	value	amount	value

Fair values disclosed
Recurring:
Cash and cash equivalents	Level 1	$206,555	$206,555	$139,815	$139,815
Restricted cash	Level 1	139,219	139,219	93,274	93,274
Short-term debt	Level 2	9,743	9,743	7,839	7,839
Current portion of long- term debt	Level 2	45,056	45,056	-	-
Long-term debt	Level 2	55,541	57,357	110,846	114,532
Non-recurring:
Japanese assets:
Land and improvements	Level 3	$14,380	$ N/A	$14,719	$16,150
Auction building	Level 3	4,186	N/A	4,368	4,779

The carrying value of the Company‘s cash and cash equivalents, trade and other current receivables, advances against auction contracts, auction proceeds payable, trade and other payables, short-term debt and current portion of long-term debt approximate their fair values due to their short terms to maturity.

The fair values of long-term debt are determined through the calculation of each liability‘s present value using market rates of interest at period close.

12.	Inventory

At each period end, inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value. During the three and nine months ended September 30, 2015, the Company recorded inventory write downs of $167,000 and $480,000, respectively (September 30, 2014: $1,575,000 and $2,044,000).

Of inventory held at September 30, 2015, 86% is expected to be sold prior to the end of December 31, 2015, with the remainder to be sold by the end of March 2016 (December 31, 2014: 100% sold by the end of June 2015).

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

13.         Assets held for sale

At September 30, 2015, the majority of assets held for sale related to land located in Edmonton, Canada. Property held in London, Canada was sold during the nine months ended September 30, 2015.

Balance, December 31, 2014	$1,668
Reclassified from property, plant and equipment	2,719
Site preparation costs	1,079
Disposal	(2,146)
Foreign exchange movement	(214)
Balance, September 30, 2015	$3,106

14.	Equity-accounted investments

The Company holds a 48% share interest in a group of companies detailed below (together, the Cura Classis entities), which have common ownership. The Cura Classis entities provide dedicated fleet management services in three jurisdictions to a common customer unrelated to the Company. The Company has determined the Cura Classis entities are variable interest entities and the Company is not the primary beneficiary, as it does not have the power to make any decisions that significantly affect the economic results of the Cura Classis entities. Accordingly, the Company accounts for its investments in the Cura Classis entities following the equity method.

A condensed summary of the Company's investments in and advances to equity-accounted investees are as follows (in thousands of U.S. dollars, except percentages):

	Ownership	September 30	December 31
	percentage	2015	2014
Cura Classis entities	48%	$3,511	$3,001

As a result of the Company’s investments, the Company is exposed to risks associated with the results of operations of the Cura Classis entities. The Company has no other business relationship with the Cura Classis entities. The Company’s maximum risk of loss associated with these entities is the investment carrying amount.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

15.	Debt

	Carrying value
	September 30,	December 31,
	2015	2014
Short-term debt	$9,743	$7,839

Long-term debt:

Term loan, denominated in Canadian dollars, unsecured, bearing interest at 4.225%, due in quarterly installments of interest only, with the full amount of the principal due in May 2022.	$25,541	$29,257

Term loan, denominated in United States dollars, unsecured, bearing interest at 3.59%, due in quarterly installments of interest only, with the full amount of the principal due in May 2022.	30,000	30,000

Term loan, denominated in Canadian dollars, unsecured, bearing interest at 6.385%, due in quarterly installments of interest only, with the full amount of the principal due in May 2016.	45,056	51,589

	$100,597	$110,846
Total debt	$110,340	$118,685

Total long-term debt:
Current portion debt	$45,056	$-
Non-current portion debt	55,541	110,846
	$100,597	$110,846

At September 30, 2015, current portion of long-term debt consisted of a Canadian dollar 60 million term loan under the Company’s uncommitted, non-revolving credit facility and borrowings under the Company’s committed, revolving credit facility.

As at September 30, 2015, short-term debt is comprised of drawings in different currencies on the Company’s committed revolving credit facility of $285,000,000 (December 31, 2014: $285,000,000), and had a weighted average interest rate of 5.6% (December 31, 2014: 1.83%).

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

16.	Stockholders’ equity and dividends

Preferred shares

Unlimited number of senior preferred shares, without par value, issuable in series.

Unlimited number of junior preferred shares, without par value, issuable in series.

All issued shares are fully paid. No preferred shares have been issued.

Share repurchase

During March 2015, 1,900,000 common shares were repurchased at a weighted average share price of $24.98 per share. The repurchased shares were cancelled on March 26, 2015.

Dividends

Declared and paid

The Company declared and paid the following dividends during the nine months ended September 30, 2015 and 2014:

	Declaration date	Dividend per share	Record date	Total dividends	Payment date
Nine months ended September 30, 2015:
First quarter 2015	May 7, 2015	$0.1400	May 29, 2015	14,955	June 19, 2015
Second quarter 2015	August 6, 2015	0.1600	September 4, 2015	17,147	September 25, 2015
Third quarter 2015	November 5, 2015	0.1600	November 27, 2015	17,149	December 18, 2015

Nine months ended September 30, 2014:
First quarter 2014	May 2, 2014	0.1300	May 23, 2014	13,942	June 13, 2014
Second quarter 2014	August 5, 2014	0.1400	August 22, 2014	15,028	September 12, 2014
Third quarter 2014	November 4, 2014	0.1400	November 21, 2014	15,044	December 12, 2014

17.	Share-based payments

Share-based payments consisted of the following compensation costs recognized in selling, general and administrative expenses:

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Stock option compensation expense	$1,038	$1,083	$3,094	$2,664
Share unit expense (recovery)	(12)	1,352	3,907	3,874
Employee share purchase plan - employer contributions	346	322	977	952
	$1,372	$2,757	$7,978	$7,490

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

17. Share-based payments (continued)

Stock option plan

Stock option activity for the nine months ended September 30, 2015 and the year ended December 31, 2014 is presented below:

	September 30, 2015		December 31, 2014
	Common shares	WA exercise	Common shares	WA exercise
	under option	price	under option	price
Outstanding, beginning of period	3,897,791	$22.09	3,749,574	$21.09
Granted	880,706	25.50	837,364	23.60
Exercised	(1,379,835)	21.20	(663,152)	18.28
Forfeited	(71,985)	23.02	(25,995)	23.26
Outstanding, end of period	3,326,677	$23.34	3,897,791	$22.09
Exercisable, end of period	1,837,010	$22.37	2,483,530	$21.65

The options outstanding at September 30, 2015 expire on dates ranging to August 12, 2025. The weighted average (“WA”) share price of options exercised during the nine months ended September 30, 2015 was $27.84 per option (2014: $23.97).

The fair value of the stock option grants was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Nine months ended September 30,	2015	2014
Risk free interest rate	1.8%	1.8%
Expected dividend yield	2.18%	2.31%
Expected lives of the stock options	5 years	5 years
Expected volatility	26.4%	29.3%

Risk free interest rate is the US Treasury Department five year treasury yield curve rate on the date of the grant. Expected dividend yield assumes a continuation of the most recent dividend payment for the coming quarterly dividends. Expected lives of options is based on the age of the options on the exercise date over the past five years. Expected volatility is based on the historical share price volatility over the past five years.

The WA grant date fair value of options granted during the nine months ended September 30, 2015 was $5.39 per option (2014: $5.36). The compensation expense arising from option grants is amortized over the relevant vesting periods of the underlying options.

As at September 30, 2015, the unrecognized stock-based compensation cost related to the non-vested stock options was $4,641,000, which is expected to be recognized over a weighted average period of 2.7 years. Cash received from stock-based award exercises for the nine months ended September 30, 2015 was $29,251,000 (2014: $5,596,000).

Share unit plans

During the nine months ended September 30, 2015, the Company granted share units under two new performance share unit (“PSU”) plans, a senior executive PSU plan and an employee PSU plan. The two new plans have identical terms and conditions, with the exception of clauses under the senior executive PSU plan that address the treatment of recipients’ PSUs in the event of a change of control of the Company.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

17.	Share-based payments (continued)

Share unit plan (continued)

Under the plans, the number of PSUs that vest is conditional upon specified market and non-market vesting conditions being met. The market vesting condition is based on the relative performance of the Company’s share price in comparison to the performance of a pre-determined portfolio of other companies’ share prices. The non-market vesting conditions are based on the achievement of specific performance measures and can result in participants earning between 0% and 200% of the target number of PSUs granted.

Both new plans entitle the grant recipient to a payment equal to the dividend-adjusted number of PSUs vested multiplied by the VWAP of the Company’s common shares reported by the New York Stock Exchange for the twenty days prior to vest date. Unlike the Company’s other share unit plans, the two new PSU plans give the Company the option of settling in either cash or equity, with equity-settlement subject to shareholder approval. Shareholder approval had not been sought out or obtained as at September 30, 2015 for equity-settlement of the new PSUs. As such, the Company has determined that there is a present obligation to settle in cash, and has accounted for the two new PSU plans as cash-settled share-based payment transactions.

The WA grant date fair value of the 210,412 PSUs granted under the new plans during the nine months ended September 30, 2015, excluding the effect of dividend adjustments, was $24.48 per share unit. These PSUs are subject to market vesting conditions and their fair value at grant date was estimated using a binomial model with the following assumptions:

2015
Risk free interest rate	1.3%
Expected dividend yield	2.17%
Expected lives of the PSUs	3 years
Expected volatility	29.4%
Average expected volatility of comparable companies	32.8%

The WA grant date fair value of the 2,737 restricted share units (“RSUs”) granted under the RSU plan during the nine months ended September 30, 2015, excluding the effect of dividend adjustments, was $27.40 per share unit (2014: $22.82). These RSUs are not subject to market vesting conditions and their fair value was estimated using the 20-day volume weighted average price of the Company’s common shares listed on the New York Stock Exchange.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three and nine months ended September 30, 2015 and 2014

17.	Share-based payments (continued)

The WA grant date fair value of the 22,610 deferred share units (“DSUs”) granted under the DSU plan to members of the Board of Directors during the nine months ended September 30, 2015, excluding the effect of dividend adjustments, was $26.05 per share unit (2014: $22.61). These DSUs are not subject to market vesting conditions and their fair value was estimated using the 20-day volume weighted average price of the Company’s common shares listed on the New York Stock Exchange.

The total market value of share units vested and released during the nine months ended September 30, 2015 was $1,253,000 (2014:$1,578,000). As at September 30, 2015, the Company had a total share unit liability of $10,121,000 (2014: $5,740,000) in respect of share units under the PSU, RSU and DSU plans described herein.

The compensation expense arising from share unit grants is amortized over the relevant vesting periods of the underlying units.

18.	Contingencies

(a) Legal and other claims

The Company is subject to legal and other claims that arise in the ordinary course of its business. The Company does not believe that the results of these claims will have a material effect on the Company’s balance sheet or income statement.

(b) Guarantee contracts

In the normal course of business, the Company will in certain situations guarantee to a consignor a minimum level of proceeds in connection with the sale at auction of that consignor’s equipment.

At September 30, 2015 there was $73,990,000 of industrial assets guaranteed under contract, of which 100% is expected to be sold prior to the end of December 2015 (December 31, 2014: $85,967,000 of which 100% sold prior to the end of May 2015).

At September 30, 2015 there was $31,630,000 of agricultural assets guaranteed under contract, of which 28% is expected to be sold prior to the end of December 2015, with the remainder to be sold prior to the end of April 2016 (December 31, 2014: $15,793,000 of which 100% sold prior to the end of June 2015).

The outstanding guarantee amounts are undiscounted and before estimated proceeds from sale at auction.

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